                                                                   EXHIBIT 10.60

                            ASSET PURCHASE AGREEMENT


        This Asset Purchase Agreement (this "Agreement") is entered into as of April 24, 2000 by and between WWC License L.L.C., a Delaware limited liability company, or its assigns ("Purchaser"), and Zephyr Tele-Link, a New Jersey general partnership ("Seller"). Purchaser and Seller are sometimes referred to herein collectively as the "Parties" and each as a "Party."

                                    RECITALS

        WHEREAS, Seller is the holder of the non-wireline cellular radio telephone license (call sign WPOM485) granted by the Federal Communications Commission (the "FCC" or the "Commission") for the Oklahoma 4 Rural Service Area (the "System");

        WHEREAS, the Parties desire that Purchaser acquire from Seller all of the Authorizations in accordance with the terms and conditions set forth in this Agreement; and

        WHEREAS, the Parties have determined that it would further the development of competitive, non-wireline cellular systems in the United States to consummate the transactions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        As used herein, the terms below shall have the following meanings:

        "Action" shall have the meaning set forth in Section 5.6.

        "Affiliate" of a Person shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Assignment Application" shall mean that joint application filed with the FCC relating to the assignment of the Authorizations to Purchaser in the manner contemplated by this Agreement.

        "Authorizations" shall mean the authorizations, permits and licenses issued by the FCC and any other governmental authority to Seller relating to the System.

        "Closing Date" shall mean the date that is five business days after the date on which the FCC Consent becomes a Final Order.

        "Closing" shall mean the consummation of the assignment, transfer, conveyance and delivery of the Authorizations and the Purchase Price as contemplated hereunder.

        "FCC Consent" shall mean the action of the FCC granting its consent to the assignment of the FCC Authorizations from Seller to Purchaser.

        "FCC Authorizations" shall mean the Authorizations from the FCC relating to the operation of the System.

        "Final Order" means an action or decision by the FCC or any federal or state court or agency as to which: (i) no request for stay of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action or decision is pending and the time for filing any such petition has passed; (iii) the decision making entity does not have the action or decision under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal is pending or in effect, and if any deadline for filing any such appeal is designated by statute or rule, it has passed.

        "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative of any Person.

        "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, income, excise, use, transfer, payroll, occupancy, property, sales, franchise, unemployment and withholding taxes, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

        "To the best knowledge" or "knowledge" of a party (or similar phrases) shall mean to the actual knowledge of such party.


                                    ARTICLE 2
                          ASSIGNMENT OF AUTHORIZATIONS


        2.1 Assignment of Authorizations

        Subject to the terms and upon satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser will acquire, the Authorizations. The Closing shall, subject to the terms and conditions hereof, take place by the exchange of overnight deliveries and by facsimile, with the Purchase Price to be paid as provided in Section 2.2, or at such place as may be mutually agreed upon by Purchaser and Seller.


        2.2 Purchase Price.

        The purchase price for the Authorizations shall be Sixty Million and One Dollars

($60,000,001) (the "Purchase Price"), which shall be paid by Purchaser to Seller on the Closing Date by wire transfer of immediately available funds.


                                    ARTICLE 3
                               ASSUMED OBLIGATIONS


        On the Closing Date, Purchaser shall assume and agree to discharge and perform, as and when due, all obligations of Seller pursuant to the Authorizations that may arise on or after the Closing Date. Except as set forth in the previous sentence, Purchaser expressly does not, and shall not, assume or be deemed to have assumed under this Agreement or by reason of any transactions contemplated hereunder any debts, liabilities (contingent or otherwise) or obligations of Seller, or any of its partners, of any nature whatsoever, or any debts, liabilities (contingent or otherwise) or obligations relating to the System.


                                    ARTICLE 4
                            COVENANTS AND AGREEMENTS


        4.1 Covenants of Seller

        Seller covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date as follows:


                4.1.1 Consummate Transactions.

                Seller shall use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, use commercially reasonable efforts to obtain all necessary approvals and consents required in connection with this Agreement and the transactions contemplated hereby, including, without limitation, consents from all governmental authorities and agencies, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required of Seller in order to consummate the transactions contemplated hereby.

                4.1.2 Compliance with Law.

                Seller shall comply in all material respects with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental authorities or agencies relating to Seller or the Authorizations.

                4.1.3 Approvals; Consents.

                Seller shall obtain and maintain in full force and effect all approvals, consents, permits, licenses and other authorizations, from all appropriate Federal, state and local governmental agencies or authorities necessary or required for the ownership, retention and use of the Authorizations. Seller shall maintain the Authorizations in full force and effect, and shall not take any action which might have a material adverse effect on such Authorizations.

                4.1.4 No Sale.

                Seller shall not enter into any other contract to sell or encumber any of its Authorizations.

        4.2 Covenant of Purchaser.

        Purchaser covenants and agrees that from and after the execution and delivery of this Agreement to and including the Closing Date, Purchaser shall use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to assist Seller in obtaining all necessary consents and authorizations of third parties, including, without limitation, the approval of this Agreement and the transactions contemplated hereby by all governmental authorities and agencies, including the FCC and any state public utilities or public service commission, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required of Purchaser in order to consummate the transactions contemplated hereby. Purchaser shall not take any action which would result in a breach of any of its representations and warranties hereunder.

        4.3 Governmental Filings.

        Each of Seller and Purchaser covenant and agree from and after the execution and delivery of this Agreement to and including the Closing Date that the parties have filed or will file with the FCC, and, if necessary, will file with any applicable state agency or agencies, as soon as practicable following the date hereof, joint applications requesting the approval of the assignment of the Authorizations to Purchaser, and, if applicable, will file all necessary applications with the Department of Justice and the Federal Trade Commission pursuant to the Antitrust Improvement Acts of 1976, as amended ("HSR Act"). Each of the Parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The Parties covenant and agree to undertake all actions and file such material as shall be necessary or required to obtain any necessary waivers or other authority in connection with the foregoing applications.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby makes the following representations and warranties to Purchaser, all of which have been relied upon by Purchaser in entering into this Agreement and the truth and accuracy of which shall constitute a condition precedent to the obligations of Purchaser hereunder:


        5.1 Organization and Standing.

        Seller (a) is a general partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey, and (b) has full power and authority to enter into and perform this Agreement, and to own the Authorizations.

        5.2 Authorization and Binding Obligations.

        The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary partnership action, including approval of the entire transaction by the requisite vote of the partners of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against it in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

        5.3 No Contravention.

        Except as otherwise contemplated hereunder, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Seller will not (a) violate any provisions of the partnership agreement or other operational agreement of Seller, (b) result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Authorizations under the provisions of any agreement or other instrument to which Seller or its partners are a party or by which the property of Seller is bound or affected or (c) violate any laws, regulations, orders or judgments applicable to Seller.

        5.4 Compliance with Law.

        Seller shall comply in all material respects with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental authorities or agencies relating to the Authorizations.

        5.5 Authorizations.

        The Authorizations listed on Schedule 5.5 are all of the licenses, permits, and other authorizations owned by Seller or Seller's partners relating to the System. The Authorizations are validly issued in the name of Seller and are in full force and effect. The System has been operated in compliance with all laws, rules and regulations applicable to the Authorizations, and the Authorizations are free and clear of any restrictions which might limit the full operation of the System (other than those routinely imposed in conjunction with such Authorizations).

        5.6 Litigation.

        There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, or labor dispute ("Action"), other than rule-making proceedings affecting the cellular telephone industry generally, pending or, to the knowledge of Seller, threatened against, relating to or affecting (a) Seller, (b) the Authorizations, or (c) the transactions contemplated by this Agreement. Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller or the Authorizations. There is not a reasonable likelihood of an adverse determination of any pending Action which would, individually or in the aggregate, have a material adverse effect on the Authorizations or the financial condition of Seller.

        5.7 Complaints.

        There is not, to the best of Seller's knowledge, any Commission investigation, notice of apparent liability or order of forfeiture pending or outstanding against Seller or the System respecting any violation, or allegation thereof, of any Commission rule, regulation or policy, or, to the best of Seller's knowledge, any complaint before the Commission as a result of which an investigation, notice of apparent liability or order of forfeiture may issue from the

Commission relating to the Authorizations or the System.

        5.8 Reports.

        All returns, reports and statements currently required to be filed by Seller with the Commission or with any other governmental agency with respect to the System have been filed and are complete and correct in all material respects, and shall continue to be filed on a current basis until the Closing Date. All such reports, returns and statements are (and will be, in the case of future reports) complete and correct in all material respects as filed.

        5.9 Taxes.

        Seller has filed, or caused to be filed, with the appropriate federal, state and local governmental agencies all required tax and information returns, and Seller has paid, caused to be paid or accrued all Taxes shown to be due and payable or claimed to be due and payable thereon.

        5.10 No Other Agreements to Sell the Authorizations.

        Seller has no legal obligation, absolute or contingent, to any other person or firm to sell the Authorizations or to sell any interest in Seller or to effect any reorganization of Seller or to enter into any agreement with respect thereto.

        5.11 Brokers.

        Seller has entered into an arrangement with Falkenberg Capital to assist with the sale of the Authorizations. Seller acknowledges that it shall be solely responsible for any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        5.12 Miscellaneous.

        No representation or warranty made by Seller in this Agreement, and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact or knowingly omits or fails to state, or will omit or fail to state, any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby makes the following representations and warranties to Seller, all of which have been relied upon by Seller in entering into this Agreement and the truth and accuracy of which shall constitute a condition precedent to the obligations of Seller hereunder:


        6.1 Organization and Standing

        Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, and (b) has full limited liability company power and authority to enter into and perform this Agreement.

        6.2    Authorization and Binding Obligations

        The execution, delivery and performance by Purchaser of this Agreement has been duly and validly authorized by all necessary limited liability company action, including any necessary approval of the entire transaction by the managers of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.


        6.3 No Contravention

        Except as otherwise contemplated hereunder, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Purchaser will not (a) violate any provisions of the certificate of formation and operating agreement of Purchaser, (b) result in the breach of, or constitute a default under the provisions of any agreement or other instrument to which Purchaser is a party or by which the property of Purchaser is bound or affected or (c) violate any laws, regulations, orders or judgments applicable to Purchaser.


        6.4 No Brokers

        Neither Purchaser nor any of its Affiliates has entered into or will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.


        6.5 Miscellaneous

        No representation or warranty made by Purchaser in this Agreement, and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact or knowingly omits or fails to state, or will omit or fail to state, any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.


        6.6 Alien Ownership

        Purchaser is in compliance with Section 310(b) of the Communications Act, and all rules, regulations and policies of the FCC promulgated thereunder.


        6.7 FCC Matters

        Purchaser is fully qualified under the Communications Act of 1934, as amended, to be an FCC licensee and to be approved as the assignee of the Authorizations.


        6.8 Availability of Funds

        Purchaser has available to it, and Purchaser will have available on the Closing

Date, sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 7
                       CONDITIONS TO SELLER'S OBLIGATIONS

        The obligations of Seller to sell the Authorizations and to otherwise consummate the transactions contemplated by this Agreement are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:


        7.1 Representations, Warranties and Covenants

        All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Seller a certificate (signed by an officer of Purchaser) to the foregoing effect ("Purchaser's Closing Certificate").


        7.2 Purchase Price

        Seller shall have received payment of the Purchase Price in accordance with ARTICLE 2 hereof.


        7.3 HSR Waiting Period

        Any waiting period required by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.


        7.4 Closing Documents

        Seller shall have received from Purchaser the documents and other items to be delivered by Purchaser pursuant to Section 9.2 hereof.

                                    ARTICLE 8
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

        The obligations of Purchaser to purchase the Authorizations and to otherwise consummate the transactions contemplated by this Agreement are subject, in the discretion of Purchaser, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:


        8.1 Representations, Warranties and Covenants

        All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Seller shall have performed in all material respects all agreements and covenants required hereby to be performed by Seller prior to or at the Closing Date. There shall be delivered to Purchaser a certificate (signed by an officer of Seller) to the ongoing effect ("Seller's Closing Certificate").


        8.2 Consent

        The FCC and any other applicable governmental entity shall have consented to the assignment of the Authorizations to Purchaser and such consents shall have become Final Orders.


        8.3 Closing Documents

        Purchaser shall have received from Seller the documents and other items to be delivered by Seller pursuant to Section 9.1 hereof.


        8.4 Opinion of Seller's FCC Counsel

        Seller shall have delivered to Purchaser an opinion of FCC counsel for Seller in substantially the form attached hereto as Schedule 8.4.


        8.5 HSR Waiting Period

        Any waiting period required by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.


                                    ARTICLE 9
                                   THE CLOSING

        On the Closing Date:


        9.1 Deliveries by Seller to Purchaser.

        Seller shall deliver to Purchaser:

                9.1.1 one or more assignments transferring to Purchaser (or its designee) all of Seller's interest in and to the Authorizations;


                9.1.2 the opinion of Seller's FCC counsel referenced in Sections
8.4 hereof;


                9.1.3 Seller's Closing Certificate.


        9.2 Deliveries by Purchaser to Seller

        Purchaser shall deliver to Seller (or its designee):

                9.2.1 Purchaser's Closing Certificate;


                9.2.2 payment of the Purchase Price; and


                9.2.3 one or more assumption agreements pursuant to which Purchaser (or its designee) agrees to assume all of Seller's interest in and to the Authorizations on and after the Closing Date.


                                   ARTICLE 10
                                 INDEMNIFICATION


        10.1 Survival

        The several representations, warranties, covenants, and agreements of the Parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing Date, shall be deemed to have been relied upon by the Parties notwithstanding any investigation made by the Parties, shall survive the Closing Date, and shall remain operative and in full force and effect for a period of one (1) year following the Closing Date (the "indemnification period").


        10.2 Seller's Indemnity


                10.2.1 During the indemnification period (or thereafter solely with respect to any claim for which indemnification has been made prior to the expiration of the indemnification period), Seller shall indemnify and hold harmless Purchaser and its Affiliates from and against any and all demands, claims, losses, liabilities, actions or causes of action, assessments, actual damages, penalties, reasonable costs and expenses (including, without limitation, interest, reasonable expenses of investigation, reasonable fees and disbursements of counsel, accountants and other experts (whether such reasonable fees and disbursements of counsel, accountants and other experts relate to claims, actions or causes of action asserted by Purchaser against Seller or asserted by third parties)) (collectively "Losses") incurred or suffered by Purchaser, its Affiliates, and their respective officers, directors, employees, agents and representatives, arising out of, resulting from, or relating to:


                        (a) Any breach of any of the representations or warranties made by Seller in this Agreement or in any agreement, certificate, exhibit or other instrument delivered by the Seller pursuant to this Agreement; and


                        (b) Any failure by Seller to perform any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by the Seller pursuant to this Agreement.


        10.3 Purchaser's Indemnity


                10.3.1 During the indemnification period (or thereafter solely with respect to any claim for which indemnification has been made prior to expiration of the indemnification period), from and after the Closing Date, Purchaser shall indemnify and hold harmless Seller and its Affiliates from and against any and all Losses incurred or suffered by Seller, its Affiliates, and their respective officers, directors, employees, agents and representatives, arising out of, resulting from, or relating to:


                        (a) Any breach of any of the representations or warranties made by Purchaser in this Agreement or in any agreement, certificate or other instrument delivered by Purchaser pursuant to this Agreement; and


                        (b) Any failure by Purchaser to perform any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Purchaser pursuant to this Agreement.


        10.4 Procedure

                In the event that any party hereto shall sustain or incur any Losses in respect of which indemnification may be sought by such party pursuant to this Article, the party seeking such indemnification (the "Indemnitee") shall assert a claim for indemnification by giving prompt written notice thereof (the "Notice") which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based along with a copy of the claim or complaint, if any, to the party providing indemnification (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. For purposes of this paragraph, any notice which is sent within 15 days of the date upon which the Indemnitee learned of such Loss shall be deemed to have been a "prompt notice."

                If the Indemnitor wishes to defend any claim for any Losses for which such Indemnitor is or may be liable, and such Indemnitor first establishes (to the reasonable satisfaction of the Indemnitee) the Indemnitor's financial ability to pay for any such Losses, then such Indemnitor may, at its own expense, defend such claim; provided that the Indemnitee may retain counsel (at the Indemnitee's expense) to monitor the defense of such claim, and may take over such defense if, during the course thereof, it reasonably appears that the Indemnitor has lost its ability to pay for any Losses threatened by such claim. If an Indemnitor assumes the defense of such an action, no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent, which consent shall not be unreasonably withheld. If an Indemnitor fails, within thirty (30) days after the date of the Notice, to give notice to the Indemnitee of said Indemnitor's election to assume the defense thereof, said Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnitee.


        10.5 Investigations: Waivers

        The survival periods and rights to indemnification provided for in this Article shall remain in effect notwithstanding any investigation at any time by or on behalf of any party hereto or any waiver by any party hereto of any condition to such party's obligations to consummate the transactions contemplated hereby.


                                   ARTICLE 11
                              DEFAULT AND REMEDIES


        11.1 Opportunity to Cure

        If any Party believes another to be in material default hereunder, such Party shall provide the other with written notice specifying in reasonable detail the nature of such material default. If the material default has not been cured by the earlier of: (a) the Closing Date, or (b) the later of (i) thirty
(30) days after delivery of that notice or (ii) a reasonable period of time if such default cannot be cured within thirty (30) days after delivery of that notice, then the Party giving such notice may terminate this Agreement and/or exercise the remedies available to such Party pursuant to this Article, subject to the right of the other Party to contest such action through appropriate proceedings.


        11.2 Remedies

        The Parties hereto shall have the right to pursue any remedy that each may have at law or in equity. Without limiting the foregoing, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not assert, as a defense against a claim for specific performance, that the party seeking specific performance has an adequate remedy at law.


                                   ARTICLE 12
                                   TERMINATION

        This Agreement may be terminated at the option of Seller or Purchaser upon written notice to the other if the Assignment Application has not been granted by Final Order within eighteen (18) months after the date of this Agreement, or if Closing is prohibited by a change in the law. Neither party may terminate this Agreement pursuant to this Section if such party is in material default hereunder, or if a delay in any decision or determination by the Commission respecting the Assignment Application has been caused or materially contributed to by such party's action or inaction with respect to such Assignment Application.

                                   ARTICLE 13
                                  MISCELLANEOUS


        13.1 Assignment

        Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or Purchaser without the prior written consent of the others, except that

Purchaser may, without such consent, assign its right, title and interest in, to and under this Agreement to an Affiliate so long as Purchaser remains obligated to fulfill the requirements of this Agreement in the event such assignee does not so perform. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.


        13.2 Notices; Transfer of Funds

        Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered in person or by courier, by facsimile transmission, or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to before the date of such receipt is acknowledged), as follows:

               If to Purchaser:

                      Western Wireless Corporation
                      3650 - 131st Avenue S.E., Suite 400
                      Bellevue, Washington  98006
                      Attention:  Scott A. Hopper
                      Fax No. (425) 586-8135

               With a copy to:

                      Stokes Lawrence, P.S.
                      800 Fifth Avenue, Suite 4000
                      Seattle, WA 98104
                      Attention: Douglas C. Lawrence
                      Fax No:  (206) 464-1496


               If to Seller:

                      Zephyr Tele-Link
                      54 Broad Avenue
                      Palisades Park, N.J.  07650
                      Attention:  Guy Lanza, Jr.
                      Fax No.  (201) 945-5813

               With a copy to:

                      Fleischman and Walsh, L.L.P.
                      1400 Sixteenth Street, N.W., Suite 600
                      Washington, D.C.   20037
                      Attention:  Seth M. Warner

                      Fax No. (202) 265-5706

               And a copy to:

                      Falkenberg Capital
                      600 South Cherry, Suite 808
                      Denver, CO  80222
                      Attention:  Bruce Falkenberg
                      Fax No.  (303) 322-5796

or to such other place and with such other copies as either party may designate as to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an over-night air courier service guaranteeing next day delivery.


        13.3 Choice of Law

        This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Delaware without reference to its choice of law rules, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.


        13.4 Entire Agreement; Amendments and Waivers

        This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


        13.5 Counterparts

        This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        13.6 Invalidity

        In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.


        13.7 Headings

        The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.


        13.8 Expenses

        Except as otherwise expressly provided herein, Seller shall be solely responsible for any sales and transfer Taxes arising from the purchase and sale of the Authorizations pursuant to this Agreement. Seller and Purchaser shall equally all HSR filing fees, if any, and all FCC filing fees. In all other respects Seller and Purchaser will each be liable for its own expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.


        13.9 Publicity

        Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other party.


        13.10 Confidential Information

        The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 13.9. Seller and Purchaser shall not make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each Party acknowledges that it will have access to confidential information relating to the other Parties. Each Party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants and Affiliates in connection with the transactions contemplated hereby provided such advisors, consultants and Affiliates also agree to keep such information confidential. In the event of the termination of this Agreement for any reason whatsoever, each Party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing any of its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on its behalf by its representative thereunto duly authorized as of the day and year first above written.

ZEPHYR TELE-LINK                            WWC LICENSE L.L.C.


By: /s/ Guy J. Lanza, Jr.                     By: /s/ Scott Hopper
    -------------------------------              -------------------------------
Its: Partner                                  Its: Vice President - Corporate
                                                   Development


By:  /s/ Howard Sosna
     ------------------------------
Its: Partner


By:  /s/ John A. Journalist
     ------------------------------
Its: Partner


                                    GUARANTY

        Western Wireless Corporation ("Guarantor") hereby unconditionally guarantees the full and timely payment and performance by Purchaser of Purchaser's obligations as set forth in this Agreement. The guarantee provided herein is an absolute and continuing guarantee and shall not be affected by any amendment of the Agreement or any renewal or extension of the time for payment or performance by Purchaser of any of its obligations hereunder, or any indulgences or waivers with respect thereto. Guarantor hereby waives any circumstance that might constitute a defense available to, or discharge of, Guarantor, other than such defense or discharge as would be available to Purchaser under the terms of this Agreement.

                                            WESTERN WIRELESS CORPORATION

                                            By: /s/ Scott Hopper
                                               ---------------------------------
                                            Its: Vice President - Corporate
                                                 Development